UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 2, 2012

AMC ENTERTAINMENT INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8747	43-1304369
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

920 Main Street, Kansas City, Missouri    64105
(Address of principal executive offices)    (Zip Code)

Registrant’s telephone number, including area code: (816) 221-4000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 2, 2012, AMC Entertainment Inc. (the “Company”) entered into a waiver and fourth amendment (“Amendment No. 4”) to its credit agreement dated as of January 26, 2006 (the “Credit Agreement”) to, among, other things: (i) waive a certain specified default that would otherwise occur upon the change of control effected by the acquisition (the “Acquisition”) of all of the outstanding capital stock of AMC Entertainment Holdings, Inc., the parent corporation of the Company, by Dalian Wanda Group Co., Ltd. (“Wanda”), (ii) permit the Company to change its fiscal year after completion of the Acquisition, (iii) reflect the change in ownership going forward by restating the definition of “Permitted Holder” to include only Wanda and its affiliates under the Credit Agreement in connection with the Acquisition, (iv) provide for a minimum LIBOR percentage of 1.00%, from, and only after, the completion of the Acquisition, to the Term Loan B-2 due December 2016, and (v) provide for an interest rate of L+375 basis points to the $300 million Term Loan B-3 due January 2018, from and only after, the completion of the Acquisition.  The Credit Agreement was filed as Exhibit 10.7 to the Company’s Current Report on Form 8-K filed on January 31, 2006.

The foregoing description of Amendment No. 4 is not complete and is qualified in its entirety by reference to Amendment No. 4, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)                Exhibits

Exhibit Number	Description

10.1	Waiver and Amendment No. 4 to Credit Agreement, dated July 2, 2012 by and between AMC Entertainment Inc. and Citicorp North America, Inc., as administrative agent.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMC ENTERTAINMENT INC.

Date: July 3, 2012	By:	/s/ Craig R. Ramsey
Name: Craig R. Ramsey
Title: Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Waiver and Amendment No. 4 to Credit Agreement, dated July 2, 2012 by and between AMC Entertainment Inc. and Citicorp North America, Inc., as administrative agent.